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                                                                    EXHIBIT 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our report dated March 19, 2001, accompanying the consolidated financial statements and schedule of Oshman's Sporting Goods, Inc. and Subsidiaries included in the Annual Report on Form 10-K/A for the year ended February 3, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the captions "Oshman's Selected Consolidated Financial Data" and "Experts."



/s/ GRANT THORNTON LLP



Houston, Texas
May 3, 2001